UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2005

PLUMTREE SOFTWARE, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 001-31344

Delaware	94-3249110
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

500 Sansome Street
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 263-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

SIGNATURES

Item 8.01. Other Events.

Information Provided Under Item 8.01 of Form 8-K

On January 28, 2005, certain funds affiliated with Granite Ventures, L.P. distributed to their respective partners, in the aggregate, approximately 2 million shares of the registrant’s common stock. As of December 31, 2004, the registrant had approximately 32,397,053 outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUMTREE SOFTWARE, INC.

Dated: January 31, 2005	By:	/s/ John Kunze
John Kunze
Chief Executive Officer